Exhibit 99.1

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP

Voice:	610.676.2024	610.676.1932

E-mail	msamuels@seic.com	mlouis@seic.com

Pages:	Seven

SEI Investments Reports First-Quarter 2005 Results

Net Income and Revenues Increase 11%

OAKS, Pa., April 27, 2005 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for first-quarter 2005, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year.

Consolidated Overview

	For the Three Months Ended March 31,
(In thousands, except earnings per share)	2005	2004	%
Revenues	$185,681	$167,161	11%
Net Income Before Taxes	68,833	61,818	11%
Net Income	43,709	39,409	11%
Diluted Earnings Per Share	$.42	$.37	14%

“We are pleased with the quarter’s results, although we look at them in light of a longer journey we started over three years ago”, said Alfred P. West, Jr., SEI Chairman and CEO.

“We are certain the investments we are making will transform our company, giving us even larger markets to grow within while providing our clients with increased opportunities for success. As you read the segment reports, the revenue results are proof that these investments are already beginning to generate results. In the longer run, we are firm in our belief that we are on the right path to more rapidly grow future revenues and profits.”

Summary of First-Quarter and Year-to-Date Results by Business Segment

	For the Three Month Period Ended March 31,
(In thousands)	2005	2004	%
Private Banking and Trust:
Revenues	$72,381	$74,593	(3)%
Operating Profit	$26,717	$27,503	(3)%
Operating Margin	37%	37%

Investment Advisors:
Revenues	48,723	43,183	13%
Operating Profit	25,902	23,821	9%
Operating Margin	53%	55%

Enterprises:
Revenues	20,235	16,235	25%
Operating Profit	9,387	7,844	20%
Operating Margin	46%	48%

Money Managers:
Revenues	20,144	16,904	19%
Operating Profit	3,488	2,916	20%
Operating Margin	17%	17%

Investments in New Businesses:
Revenues	24,198	16,246	49%
Operating Loss	(6,136)	(4,725)	(30)%
Operating Margin	(25)%	(29)%

Consolidated Segment Totals:
Revenues	$185,681	$167,161	11%
Operating Profit	$59,358	$57,359	3%
Operating Margin	32%	34%

First-Quarter Business Commentary:

•	Private Banking & Trust lagged year ago levels on revenues and profits. This is primarily due to previously reported client losses in the mutual fund services business during the second half of 2004.

•	The Investment Advisors, Enterprises, Money Managers and Investments in New Businesses segments reported revenue gains vs. year ago levels. The Investment Advisors and Enterprises segment results for 2005 include an offsetting revenue and expense reclass of approximately $2.6 million and $0.6 million, respectively that was not reflected for the same period in 2004. This had no impact on operating profit.

•	The Investment Advisors, Enterprises and Money Managers segments posted gains in profitability. Investments in New Businesses continued to be impacted by investments in market expansion and new product development.

•	Assets under management grew by $3.5 billion during the first quarter to $123.9 billion.

•	In the first quarter, SEI purchased 1,277,000 shares of its common stock for $46.9 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EST on April 27, 2005. Investors may listen to the call at www.seic.com, or listen at www.fulldisclosure.com, a service of CCBN. The call may also be accessed at numerous financial services web sites including AOL, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 778819.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending March 31, 2005, through our subsidiaries and partnerships in which we have a significant interest, SEI administers $291.1 billion in mutual fund and pooled assets, manages $123.9 billion in assets, and operates 22 offices in 12 countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
Revenues	$185,681	$167,161

Operating and development expenses	94,427	78,732
Sales and marketing expenses	31,896	31,070
General and administrative expenses	7,729	7,786

Income before interest and taxes	51,629	49,573

Equity in earnings of unconsolidated affiliate	15,226	9,003
Net gain on investments	427	2,935
Interest income	1,976	933
Interest expense	(425)	(626)

Income before taxes	68,833	61,818

Income taxes	25,124	22,409

Net income	$43,709	$39,409

Diluted earnings per common share	$.42	$.37

Shares used to calculate diluted earnings per common share	104,695	107,449

Basic earnings per common share	$.43	$.38

Shares used to calculate basic earnings per common share	101,776	104,878

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	March 31, 2005	December 31, 2004
Assets
Cash and short-term investments	$158,473	$216,966
Restricted Cash	12,083	14,386
Receivables	119,317	108,795
Other current assets	14,211	15,532

Total current assets	304,084	355,679
Property and Equipment, net	115,043	113,640
Investments available for sale	42,056	39,817
Capitalized Software, net	67,672	55,830
Other assets	54,404	50,509

Total assets	$583,259	$615,475

Liabilities
Current liabilities	$134,320	$163,569
Long-term debt	9,000	14,389
Long-term deferred gain	—	1,472
Deferred income taxes	36,312	32,103
Shareholders’ Equity	403,627	403,942

Total liabilities and shareholders’ equity	$583,259	$615,475

SEI Investments Business Segments

(In thousands)

	Three Months ended Mar. 31,
	2005	2004
Private Banking and Trust:
Revenues
Investment processing fees	59,206	55,853
Fund processing fees	4,591	9,701
Investment management fees	8,584	9,039

Total Revenues	72,381	74,593

Operating and development expenses	36,449	37,810
Sales and marketing expenses	9,215	9,280

Operating Profit	26,717	27,503
Operating Margin	37%	37%

Investment Advisors:

Revenues	48,723	43,183
Operating and development expenses	16,534	12,496
Sales and marketing expenses	6,287	6,866

Operating Profit	25,902	23,821
Operating Margin	53%	55%

Enterprises:
Revenues	20,235	16,235

Operating and development expenses	5,921	4,070
Sales and marketing expenses	4,927	4,321

Operating Profit	9,387	7,844
Operating Margin	46%	48%

Money Managers:
Revenues	20,144	16,904

Operating and development expenses	13,325	10,474
Sales and marketing expenses	3,331	3,514

Operating Profit	3,488	2,916
Operating Margin	17%	17%

Investments in New Businesses:
Revenues	24,198	16,246

Operating and development expenses	22,198	13,882
Sales and marketing expenses	8,136	7,089

Operating Loss	(6,136)	(4,725)
Operating Margin	(25)%	(29)%

Consolidated Segment Totals:
Revenues	$185,681	$167,161

Operating and development expenses	94,427	78,732
Sales and marketing expenses	31,896	31,070

Operating Profit	$59,358	$57,359
Operating Margin	32%	34%

General and Administrative expenses	7,729	7,786
Income from Operations	$51,629	$49,573
Operating Margin	28%	30%

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Mar. 31, 2004	Jun. 30, 2004	Sep. 30, 2004	Dec. 31, 2004	Mar. 31, 2005
Private Banking and Trust:
Equity/Fixed Income prgms.	$2,759	$2,900	$2,662	$2,780	$2,427
Collective Trust Fund prgm.	1,357	1,403	1,455	1,518	1,574
Liquidity funds	8,312	7,986	7,723	7,503	7,406

Total assets under mgmt.	$12,428	$12,289	$11,840	$11,801	$11,407

Client assets under admin.	62,775	61,944	35,881	35,986	33,703

Total assets under admin.	$75,203	$74,233	$47,721	$47,787	$45,110

Investment Advisors:
Equity/Fixed Income prgms.	$25,295	$25,021	$25,559	$27,706	$27,371
Collective Trust Fund prgm.	2,454	2,592	2,592	2,521	2,513
Liquidity funds	1,095	1,103	1,081	1,026	1,113

Total assets under mgmt.	$28,844	$28,716	$29,232	$31,253	$30,997

Enterprises:
Equity/Fixed Income prgms.	$13,303	$13,616	$15,871	$17,283	$17,926
Collective Trust Fund prgm.	783	924	1,031	1,023	994
Liquidity funds	3,802	3,482	3,869	3,406	2,976

Total assets under mgmt.	$17,888	$18,022	$20,771	$21,712	$21,896

Money Managers:
Equity/Fixed Income prgms.	$39	$31	$25	$18	$12
Collective Trust Fund prgm.	6,727	7,066	7,226	7,097	7,634
Liquidity funds	146	202	226	208	182

Total assets under mgmt.	$6,912	$7,299	$7,477	$7,323	$7,828

Client assets under admin.	107,015	113,644	123,651	124,648	127,247

Total assets under admin.	$113,927	$120,943	$131,128	$131,971	$135,075

Investments in New Businesses:
Equity/Fixed Income prgms.	$11,296	$12,030	$13,507	$15,566	$17,778
Liquidity funds	240	239	169	179	225

Total assets under mgmt.	$11,536	$12,269	$13,676	$15,745	$18,003

Client assets under admin.	6,631	7,028	6,096	7,003	6,253

Total assets under admin.	$18,167	$19,297	$19,772	$22,748	$24,256

Unconsolidated Affiliate:
Equity/Fixed Income prgms.	$18,444	$21,462	$26,835	$32,556	$33,781

Consolidated:
Equity/Fixed Income prgms (A,B)	$71,136	$75,060	$84,459	$95,909	$99,295
Collective Trust Fund prgm.	11,321	11,985	12,304	12,159	12,715
Liquidity funds (B)	13,595	13,012	13,068	12,322	11,902

Total assets under mgmt.	$96,052	$100,057	$109,831	$120,390	$123,912

Client assets under admin.	176,421	182,616	165,628	167,637	167,203

Total assets under admin.	$272,473	$282,673	$275,459	$288,027	$291,115

(A)	Equity/Fixed Income programs include $2,043 of assets invested in SEI’s Asset Allocation Funds at 3/31/05
(B)	In addition to the numbers presented, SEI also administers an additional $8,830 in Funds of Funds assets (as of March 31, 2005) on which SEI does not earn an administration fee.